  As filed with the Securities and Exchange Commission on December 17, 2003

                                                    Registration No. 333-75478
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             STUDENT ADVANTAGE, INC.
             (Exact name of registrant as specified in its charter)

                    DELAWARE                                    04-3263743
(State or other jurisdiction of incorporation or             (I.R.S. Employer
                 organization)                            Identification Number)

        280 SUMMER STREET, BOSTON, MA                                02210
   Address of Principal Executive Offices)                         (Zip Code)

                             1998 STOCK OPTION PLAN
                            (Full title of the Plan)

                              RAYMOND V. SOZZI, JR.
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             STUDENT ADVANTAGE, INC.
                                280 SUMMER STREET
                                BOSTON, MA 02210
                     (Name and address of agent for service)

                                 (617) 912-2000
          (Telephone number, including area code, of agent for service)

================================================================================

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                         DEREGISTRATION OF COMMON STOCK

         On December 12, 2001, Student Advantage, Inc. (the "Registrant") filed a Registration Statement on Form S-8, Registration No. 333-75478 (the "Registration Statement"), for the sale of 25,000 shares (as adjusted to give effect to the ten-for-one reverse stock split effected on each of June 28, 2002 and June 30, 2003) of the Registrant's Common Stock, $0.01 par value per share (the "Common Stock"), under the Student Advantage, Inc. 1998 Stock Option Plan (the "Plan"). This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the unsold shares of Common Stock issuable under the Plan and registered under the Registration Statement, constituting 25,000 shares.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on December 17, 2003.

                                        STUDENT ADVANTAGE, INC.

                                        By:/s/ Raymond V. Sozzi, Jr.
                                           ------------------------------------
                                           Raymond V. Sozzi, Jr.
                                           Chairman of the Board, President and
                                           Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

               Signature                             Title                                 Date
               ---------                             -----                                 ----
/s/ Raymond V. Sozzi, Jr.         Chairman of the Board, President and Chief    December 17, 2003
---------------------------       Executive Officer (principal executive
Raymond V. Sozzi, Jr.             officer)

/s/ Sevim M. Perry                Vice President, Finance, Chief Financial      December 17, 2003
---------------------------       Officer and Treasurer (principal financial
Sevim M. Perry                    and accounting officer)

         *                        Director                                      December 17, 2003
---------------------------
John M. Connolly

          *                       Director                                      December 17, 2003
---------------------------
William S. Kaiser

         *                        Director                                      December 17, 2003
---------------------------
Marc J. Turtletaub

         *                        Director                                      December 17, 2003
--------------------------
Charles E. Young

* by: /s/ Raymond V. Sozzi, Jr.
      ------------------------------
      Raymond V. Sozzi, Jr.
      Attorney-in-fact